EXHIBIT 10.11

                             OFFICE LEASE AGREEMENT

                                     Between


                          1745 NORTH BROWN ROAD, L.L.C.
                       A GEORGIA LIMITED LIABILITY COMPANY

                                  ("Landlord")


                                       and



                           KMC TELECOM HOLDINGS, INC.,
                             A DELAWARE CORPORATION

                               KMC TELECOM, INC.,
                             A DELAWARE CORPORATION,

                              KMC TELECOM II, INC.,
                             A DELAWARE CORPORATION,

                             KMC TELECOM III, INC.,
                             A DELAWARE CORPORATION,

                        (JOINTLY AND SEVERALLY "TENANT")


                                Date: 2/29, 2000

                                  OFFICE LEASE

         THIS LEASE is made this 29 day of February, 2000, by and between 1745 NORTH BROWN ROAD, LLC, a Georgia limited liability company ("Landlord"), and KMC TELECOM HOLDINGS, INC., a Delaware corporation, KMC TELECOM, INC., a Delaware corporation, KMC TELECOM II, INC., a Delaware corporation, KMC TELECOM III, INC., a Delaware corporation, (jointly and severally "Tenant") (Each time the word "Tenant' is used, it means one, all or any combination of the foregoing entities).

ARTICLE 1 - LEASE OF PREMISES

SECTION 1.01.     BASIC LEASE PROVISIONS AND DEFINITIONS.

A. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, Suite 400; Floor: Fourth (hereinafter referred to as the "Leased Premises"), in the office building known as 1745 North Brown Road, Lawrenceville, Georgia, (hereinafter referred to as the "Building"), located in Huntcrest (the "Park" or "Project"). The Property upon which the Building is located is more particularly described on Exhibit "A" attached hereto and by this reference made a part hereof (hereinafter referred to as the "Property").

B.       Rentable Area: approximately 26,924 rentable square feet;

         Landlord has used BOMA standards, in determining the useable and rentable areas of the Building. The useable square footage of the Leased Premises has been measured to be 24,411 square feet. The rentable square footage has been calculated to be 26,924 using the add-on factor of 10.2955%. Tenant shall have the right to verify the useable area at any time following substantial completion of the Building shell and until 30 days prior to the Commencement Date. Should Tenant and Landlord determine that the actual useable square footage is not 24,411, then the actual useable square footage shall be revised and the rentable square footage shall be revised using the add-on factor of 10.2955%.

         Should Landlord and Tenant not agree on the actual measurement of the useable square footage, then a mutually acceptable third party architectural firm shall be selected to re-calculate the useable square footage at Tenant's expense. This useable square footage measurement shall be accepted by both parties and the rentable square footage shall be revised using the 10.2955% add-on factor.

C. Tenant's Building Expense Percentage: 25.96% (subject to change when the final Rentable Area is determined);

D.       Minimum Annual Rent:         Years 1 - 3              $359,435.40* ($13.35 RSF)
                                      Years 4 - 7              $395,782.80* ($14.70 RSF)
                                      Years 8 - Expiration     $455,592.20* ($16.55 RSF)

E.       Monthly Rental Installments: Months  1 - 36           $ 29,952.95*
                                      Months 37 - 84           $ 32,981.90*
                                      Months 85 - Expiration   $ 37,132.68*



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

         * The Minimum Annual Rent and Monthly Rental Installments set forth above are based on the projected Rentable Area of the Leased Premises of 26,924 rentable square feet. If, based upon the measurement procedure set forth above, the final Rentable Area of the Leased Premises is different than 26,924 rentable square feet, the Minimum Annual Rent and Monthly Rental Installments set forth hereinabove shall be revised based on the per rentable square foot rates set forth in parentheses beside the Minimum Annual Rent amounts above.

F.       Term: Approximately Ten (10) years;

G.       Target Commencement Date: March 15, 2001

H. Security Deposit: $807,720.00 Letter of Credit subject to future increases or decreases as set forth in the Lease (based on the projected Rentable Area of 26,924 square feet-- the required amount is $30.00 per square foot of Rentable Area and is, therefore, subject to change when the final Rentable Area is determined) Letter of Credit subject to future increases or decreases as set forth in the lease;

I. Broker(s): The Quin Group, Inc. is acting as Agent for Tenant in this transaction and shall be paid a commission by Landlord under separate agreement. Duke Realty Services Limited Partnership and Hodges Real Estate Services, L.L.C. jointly are acting as Agent for Landlord in this transaction and shall be paid a commission by Landlord under a separate agreement.

J. Permitted Use: General office purposes; and all other lawful purposes reasonably ancillary thereto including, without limitation, computer rooms, kitchens, dining facilities, breakrooms, mailrooms, exercise facilities and showers.

K.       Address for payments and notices as follows:

         Landlord:          1755 North Brown Road, LLC
                            c/o Duke-Weeks Realty Limited Partnership
                            4497 Park Drive
                            Norcross, GA 30093
                            Attn: Elizabeth C. Belden, Esq.

         With copy to:      1755 North Brown Road, L.L.C.
                            c/o M.D. Hodges Enterprises
                            2410 Paces Ferry Road, Suite 200
                            Atlanta, GA 30339

         With Rental
         Payments to:       Duke-Weeks Realty Limited Partnership
                            P.0. Box 945703
                            Atlanta, GA 30394-5703




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






         Tenant:            KMC Telecom Holdings, Inc.
                            Leased Premises
                            Attn: Ron Smith

          With a Copy to:    KMC Telecom Holdings, Inc.
                             1545 Route 206, Suite 300
                             Bedminster, New Jersey 07921
                             Attn:   James D. Grenfell, Executive Vice President

L.       Guarantor(s): N/A;

M.       Landlord's Share of Operating Expenses: $0.00

N. Protective Covenants: Huntcrest Protective Covenants, recorded in Deed Book 18655, page 107 in the Office of the Clerk of Superior Court, Gwinnett County, Georgia,

SECTION 1.02.     LEASE OF PREMISES.

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord under the terms and conditions herein the Leased Premises, together with all the appurtenant rights described in Section l.0lA above.

ARTICLE 2 - TERM AND POSSESSION

SECTION 2.01.     TERM.

The term of this Lease shall be the period of time specified in ITEM F of the BASIC LEASE PROVISIONS ("Lease Term") and shall commence on the later of (i) the date Substantial Completion (as defined in Paragraph 2.02.B below) of the Leased Premises has been achieved and the Tenant Improvement Certificate of Occupancy is received for the Leased Premises, or (ii) the date Substantial Completion (as defined in paragraph 2.02.A below) of the entire Building, parking area and driveways has been achieved. Provided, however, that if Tenant takes possession of and occupies the Leased Premises for the conduct of business, the Term of the Lease shall be deemed to have commenced, notwithstanding the other requirements contained herein. The date of commencement as defined above, hereinafter called the "Commencement Date," the "Expiration Date" and the finally determined Rentable Area of the Leased Premises shall be confirmed by Tenant in a Letter of Understanding in the form attached as EXHIBIT D acknowledging (i) the Commencement Date of this Lease, and (ii) that Tenant has accepted the Leased Premises. If Tenant takes possession of and occupies the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, except for latent defects. However, Landlord shall not be responsible for any delays in the Commencement Date as a result of Tenant Delays (as defined below) and the Commencement Date for the purpose of the date on which payment of rent commences shall be the date Substantial Completion of the Leased Premises, Building and other areas described above would have been achieved except for such Tenant

Delays. The term "Tenant Delays" shall mean actual delays in construction caused by (i) Tenant's failure to deliver Premises Plans (as defined below) in accordance with the schedule described in Section 2.02B below; (ii) delays resulting from change orders to the Premises Plans requested by Tenant after final approval of the Premises Plan; and (iii) any other delays directly caused by the interference, acts or omissions by Tenant or its agents or employees with the prosecution of the construction of the Building or Leased Premises.

SECTION 2.02.     CONSTRUCTION OF IMPROVEMENTS AND POSSESSION.

         A. Landlord shall cause the Building to be constructed generally on the site shown on Exhibit E-1 substantially in accordance with the Plans identified on Exhibit "E" (which are plans for an adjacent building located at 1755 North Brown Road), attached hereto and by this reference incorporated herein and made a part hereof, as such plans and specifications may be revised, changed and amended from time to time by Landlord in its sole discretion (the "Building Plans"; all improvements to be constructed substantially in accordance with the Building Plans are herein called the "Building Improvements"); provided, however, that Landlord may not revise, change or amend the Building Plans if any such revision, change or amendment would materially and adversely affect the Leased Premises, or materially and adversely lessen the quality of the Building, unless Tenant has approved any such revision, change or amendment. Further, Landlord acknowledges and agrees that no material changes may be made to the Building Plans with respect to any of the following items without Tenant's prior approval: (i) the exterior design of the Building; (ii) the exterior skin of the Building; (iii) the size of the Building, including the size of any floor plate; (iv) the level or quality of any of the services to be delivered to the Building and Leased Premises; (v) the location of the parking area, the total number of parking spaces provided therein and the means of ingress and egress to the parking area and (vi) the overall size, design and level of finishes (including type of finishes) in the main lobby of the Building. The cost of the Building Improvements shall be paid solely by Landlord and shall not be included as part or paid out of the Allowance (as hereinafter defined). Landlord shall cause Substantial Completion (as defined below) the Building Improvements to be achieved on or before the last day of the Construction Period (as defined below). Landlord shall cause the Building Improvements to be Substantially Completed in a good, first-class and workmanlike manner and in accordance with all applicable laws, rules, regulations and requirements of governmental authorities and substantially in accordance with the Building Plans, subject to completion of punchlist. The term "Substantial Completion" with respect to the Building Improvements shall mean that Landlord has obtained a certificate of substantial completion from the architect who prepared the Buildings Plans and a certificate of occupancy or temporary certificate of occupancy has been issued for the Building shell by the appropriate jurisdiction and all of the following have occurred: (i) all primary Building operating systems described in the Building Plans or servicing the Leased Premises, including vertical telephone risers and conduit to accommodate cables have been installed and are operating ; (ii) all of the Building elevators servicing the Leased Premises from the first floor lobby have been installed and are operating properly; (iii) the restrooms on each of the floors of the Building are fully operational and are substantially complete with all finishes installed therein, except for punchlist items; and (iv) Tenant has reasonably unimpeded access for itself, its employees and invitees to the Building and the


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

         Leased Premises; (v) the ground floor entrances to the Building are completed and ready for use; (vi) the sidewalks adjacent to the Building are installed and all landscaping around the Building has been installed or bonds have been provided to the appropriate governmental authorities; and (vii) the parking area and all access drives thereto have been completed, paved and striped and are ready for use. If Tenant takes possession of and occupies the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects. Notwithstanding the foregoing, a temporary certificate of occupancy shall not be sufficient for determining Substantial Completion of the Building Improvements if the basis for its "temporary" designation shall be any material deficiency in the Building Improvements that materially, adversely affects Tenant's use of, or access to, the Leased Premises. In addition, Landlord agrees to design and construct, at Landlord's expense, a covered walkway ("Connector") between the Building and an adjacent building located at 1755 North Brown Road. Such Connector is generally shown on Exhibit E-l. The Connector will not be enclosed but will be designed to provide rain cover and lighting when employees or visitors of Tenant are walking between the buildings.

         B. Landlord shall cause the Leased Premises to be constructed and completed substantially in accordance with the "Premises Plans" to be prepared by Jova Daniels Busby (the "Space Architect"), as the Premises Plans may be revised by Tenant from time to time with the approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed. The work to be performed in accordance with the Premises Plans is herein called the "Landlord's Work". Landlord and Tenant shall adhere to the schedule of deliveries, comments and approval s set forth on Exhibit "G" attached hereto, and by this reference incorporated herein and made a part hereof which includes the requirement that Tenant deliver to Landlord final approved Premises Plans no later than August 31, 2000; provided, however, that Landlord is not responsible for the Space Architect or Tenant's contractors.

         Landlord and Tenant acknowledge and agree that Duke Construction Limited Partnership (the "General Contractor") will be the general contractor for the construction of the Leased Premises improvements (the "Premises Improvements") in accordance with the Premises Plans. The General Contractor's fee will be equal to the sum of 7% of the total cost of its work to be completed in accordance with the Premises Plans.

         Landlord shall provide Tenant with an allowance (the "Allowance") equal to $16.00 per rentable square foot contained within the Leased Premises to pay the costs of the space planning design, supervision and construction of the Premises Improvements, including, without limitation, all costs of design, all costs of materials and labor to install the Premises Improvements and the General Contractor's fee and overhead (limited as described above). Landlord will pay all such costs as and when incurred by Landlord on a timely basis only to the extent of the Allowance and Tenant shall pay all such costs in excess of the Allowance. Tenant shall promptly pay for all costs in excess of the Allowance; fifty percent (50%) within ten (10) days of written notice from Landlord to Tenant that Landlord estimates that fifty percent (50%) of the Premises Improvements have been completed and fifty percent (50%) upon the Substantial Completion of Landlord's Work


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

         (except for a 10% retainage, which shall be payable only upon completion by the General Contractor of the punchlist items, as described in Section 2.02D below). Landlord agrees to pay Space Architect and Tenant's other chosen architects, engineers and designers for their costs to prepare architectural, mechanical electrical, plumbing, finishes and/or furniture plans; and such payment shall be made on a timely basis following Landlord's receipt of invoices approved by Tenant, and such payments made on behalf of Tenant shall be charged against the Allowance. In addition to providing the Allowance described above, Landlord shall be obligated, at its sole cost and expense, to provide the following items throughout the Leased Premises in accordance with the Building Plans and the Premises Plans: (i) ceiling grid; (ii) ceiling tiles purchased and stacked on each floor of the Leased Premises; (iii) Building standard light fixtures at the ratio of 90 fixtures per 1,000 rentable square foot purchased and stacked on each floor of the Leased Premises; (iv) fire sprinkler system installed throughout the Leased Premises in accordance with applicable code requirements with heads attached per the Premises Plan; and (v) Building standard heating, ventilating and air conditioning system to each floor of the Leased Premises; and (vi) electrical power equal to two (2) watts per rentable square foot for lighting and four
         (4) watts per square foot (on demand) for outlets and convenience power distributed to a subpanel at the Building core on each floor of the Leased Premises all in accordance with the Building Plans.

         Provided that Tenant has delivered drawings for the Premises Improvements by August 31, 2000, Landlord shall cause the Landlord's Work to be completed by March 15, 2001 (herein called the "Construction Period"). The Construction Period shall be extended for: (i) strikes, lockouts, inability to procure materials in the ordinary course of business in accordance with the pricing budget for the construction of the Leased Premises (but only if Landlord notifies Tenant, at the time the Premises Plans are approved, that such materials are not obtainable on a timely basis), restrictive government laws or regulations, riots, insurrection, war, and adverse weather ("Force Majeure Delays"); and
         (ii) Tenant Delays. In the event of any dispute between Landlord and Tenant with respect to the number of days attributable to any Force Majeure Delays or Tenant Delays, the dispute shall be resolved by the Space Architect whose decision shall be conclusive and binding on both Landlord and Tenant. If any Force Majeure Delays (limited as described above) or Tenant Delays cause a delay in Substantial Completion of Landlord's Work then the time for completion of such Landlord's Work shall correspondingly increase by the amount of time reasonably attributable to such Completion Delay, such that Landlord would have such additional time within which to achieve Substantial Completion of Landlord's Work. If Landlord fails to deliver to Tenant actual possession of the Leased Premises by June 15, 2001, as extended for Force Majeure Delays and Tenant Delays, then Landlord shall provide Tenant one (1) day's abatement of both Minimum Annual Rental and Annual Rental Adjustment, for each day of delay after June 15, 2001 that Landlord fails to deliver the Leased Premises to Tenant with Substantial Completion of both the Building Improvements and Landlord's Work having been achieved. The abatement period shall begin as of the delayed Commencement Date. Such abatement shall be Tenant's only remedy for Landlord's failure to deliver the Leased Premises as set forth above, and Tenant shall not be entitled to damages (consequential or otherwise) as a result thereof.



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

         Tenant must request each Tenant change order in writing and note therein whether the change order is to be priced prior to Tenant's formal request for the change order, or whether the change order is a formal request for a change order to occur regardless of the price associated therewith. Upon submission of a change order, Landlord shall notify Tenant within five (5) business days of Landlord's receipt thereof, of the time period in which the change order can be completed, and whether or not Landlord reasonably believes such change order results in any delays or any savings of time to the Substantial Completion of Landlord's Work. To the extent that a change order would increase the cost of the Landlord's Work above the Allowance, then Tenant shall pay for such work at the time of and as a condition to the approval of the change order. Landlord must notify Tenant within five
         (5) business days of the date Landlord reasonably learns of the beginning of any Tenant Delay period and must give Tenant a reasonable estimate of the period of the delay. If Landlord falls to give Tenant such notice, with respect to any Tenant Delay, the applicable Tenant Delay shall be deemed, for all purposes under this Lease, not to have occurred.

         As used herein, "Substantial Completion" of Landlord's Work means: (i) the Space Architect for the Leased Premises has issued a certificate of substantial completion for the Leased Premises, and (ii) a temporary or permanent certificate of occupancy for the Leased Premises has been issued; provided, however, a temporary certificate of occupancy shall not be sufficient if the basis for its "temporary" designation shall be any material deficiency in the Building Improvements or the Premises Improvements that materially, adversely affects Tenant's use of, or access to, the Leased Premises. The occurrence of Substantial Completion shall not in any way discharge or relieve the Landlord from its obligation to fully complete Landlord's Work in an expeditious, good and workmanlike manner. During the course of the performance of Landlord's Work, Landlord shall keep Tenant informed as to any material change in Landlord's estimate of the date upon which Substantial Completion of Landlord's Work will occur. Landlord shall allow Tenant and Tenant's agents, employees and contractors prompt and reasonable access to the Leased Premises (or portions thereof), beginning at least forty-five (45) days prior to the projected date of Substantial Completion, in order to permit Tenant and its vendors to install cabling, wiring, telecommunication systems, and beginning at least ten
         (10) days prior to the projected date of Substantial Completion, in order to permit Tenant and its vendors to install furniture and equipment and to perform any other similar installation work desired by Tenant, so long as such installation and performance by or on behalf of Tenant does not (and Tenant covenants and agrees not to) materially interfere with Landlord's Substantial Completion of Landlord's Work on the timetable within which such Substantial Completion is to occur, and provided, however, that if Tenant actually occupies the Leased Premises prior to the Commencement Date for conduct of Tenant's business, then the Commencement Date shall be deemed to be the date upon which occupancy of the Leased Premises by Tenant first actually occurred. Tenant shall indemnify and hold harmless Landlord from and against any and all cost, losses, damages, liabilities and expenses arising out of or relating to such entry.

        C. The subcontractors shall be selected to construct the Premises Improvements in the following manner:



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

                  (i) On Exhibit "H", the parties have identified the major trades and no less than three (3) and no more than five (5) potential subcontractors for each major trade that are acceptable to the parties to construct the respective major trade improvements to the Leased Premises and to which the General Contractor will bid the major trades.

                  (ii) After Landlord's receipt of the Premises Plans, as approved by Landlord and Tenant gives Landlord a notice to proceed, the General Contractor shall solicit bids from each subcontractor identified in Exhibit "H" hereof, which bids shall set forth the price, terms, conditions and time schedule that such subcontractor would require if chosen to construct the Leased Premises. Such bids must be received within fourteen (14) days after the date hereof to be considered.

                  (iii) Landlord shall, within seven (7) days after the receipt of such bids and after consulting with Tenant (and Tenant hereby agrees to consult with Landlord upon request), select the subcontractor from those identified in Section 2.02 hereof to construct the improvements to the Leased Premises. All other factors being equal, Landlord will choose the subcontractor that submits the lowest bid unless Tenant selects a subcontractor other than the low bidder.

                  (iv) The subcontractor so selected may be used by Landlord to construct any additional improvements to the Leased Premises or expanded Leased Premises without repeating the procedures set forth above.

         D. Upon the Substantial Completion of Landlord's Work, Landlord shall notify Tenant, and the parties hereto, within five (5) business days after such notice, shall perform a walk-through inspection of the Leased Premises. During such inspection the parties shall prepare a punch-list of defective or incomplete items, if any, which items Landlord shall cause General Contractor to correct promptly after the date of such inspection and in any event within thirty (30) days.

SECTION 2.03. SURRENDER OF THE PREMISES.

Upon the expiration or earlier termination of this Lease, Tenant shall immediately surrender the Leased Premises to Landlord in broom-clean condition and in good order, condition and repair. Tenant shall remove its personal property and computer equipment in the Leased Premises, at its sole cost and expense, but Tenant shall not be obligated to remove any portion of Landlord's Work or the Premises Improvements (including any cabling and wiring). Tenant shall, at its expense, promptly repair any damage caused by any such removal, and shall restore the Leased Premises to the condition existing upon the Commencement Date, reasonable wear and tear excepted. All Tenant property which is not removed within ten (10) days following Landlord's written demand therefore shall be conclusively deemed to have been abandoned and Landlord shall be entitled to dispose of such property at Tenant's cost without incurring any liability to Tenant. The provisions of this section shall survive the expiration or other termination of this Lease.

SECTION 2.04.     HOLDING OVER.

If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month at One Hundred Fifty Percent (150%) of the Monthly Rental Installment and Annual Rental Adjustment for the Leased Premises in effect upon the date of such expiration or earlier termination and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease. Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days' prior written notice from Landlord to vacate whether or not said notice is given on the rent paying date. This SECTION
2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord's remedies in such event.

ARTICLE 3 - RENT

SECTION 3.01.     BASE RENT.

Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments in advance, without deduction or offset (except as expressly provided in this Lease) on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installments for partial calendar months shall be prorated.

SECTION 3.02.     ANNUAL RENTAL ADJUSTMENT DEFINITIONS.

A.       "ANNUAL  RENTAL  ADJUSTMENT"  -  shall  mean  the  amount  of  Tenant's
         Proportionate   Share   of   Operating   Expenses   for  a   particular
         calendar year.

B. "OPERATING EXPENSES" - shall mean the amount of all of Landlord's reasonable, customary costs and expenses paid or incurred in operating, repairing, and maintaining the Building (including the Common Areas as defined below) in good condition and repair for a particular calendar year, including by way of illustration and not limitation: all Real Estate Taxes, as hereinafter defined, insurance premiums for all insurance required of Landlord under this Lease and commercially reasonable deductibles, water, sewer, electrical and other utility charges other than the separately billed electrical and other charges paid by Tenant as provided in this Lease; service and other charges incurred in the repair, operation and maintenance of the elevators and the heating, ventilation and air-conditioning system; cleaning and other janitorial services; tools and supplies; repair costs; landscape maintenance costs; security services; license, permit and inspection fees; management or administrative fees (not to exceed 3% of the Minimum Annual Rental and Annual Rental Adjustment payable hereunder); supplies, costs, wages and related employee benefits payable for the management, maintenance and operation of the Building, but only for employees at or below the level of Building Manager; maintenance and repair of the driveways, parking and sidewalk areas (including snow and ice removal), landscaped areas, and lighting; maintenance and repair costs, fees and assessments incurred under the Protective Covenants (as currently allocated, without any change in such allocation method and without any change in the costs, fees and amounts currently provided for therein). Notwithstanding anything to the contrary set forth hereinabove, Operating Expenses shall not include any of the following:
         (i) Landlord's ownership expenses, as distinguished from costs of operating the Building, such as partnership accounting and legal matters, and costs in connection with any sales or financings of the Building or the Project; (ii) costs incurred in connection with the original construction of the Building, Common Areas or any infrastructure serving the Building; (iii) depreciation, interest and principal payments under any mortgages or other financings; (iv) costs of correcting defects in the initial design or construction of the Building; (v) legal fees, design fees, broker's commissions, advertising expenses or costs of leasehold improvements in connection with any development or leasing of the Building; (vi) costs for which Landlord is reimbursed by way of insurance, warranties, other tenants or any other source; (vii) costs of services provided to any other tenants of the Building in excess of the services made available to Tenant under this Lease; (viii) fines and penalties resulting from Landlord's late payment of any Real Estate Taxes or other amounts; (ix) rental under any ground leases; (x) any capital expenditures other than capital expenditures made to comply with laws first enacted after the date of this Lease (or amendments to existing laws first enacted after the date of this Lease) or to reduce Operating Expenses, but, in either event, such capital expenditures must be amortized over the useful life of the item in question and only the annual amortization may be included in Operating Expenses and, with respect to cost saving capital expenditures, the amortization may be included only up to the level of the reasonably projected savings; (xi) any costs paid to subsidiaries, affiliates or parties related to Landlord for services in the Building to the extent the costs exceed fair market value for those services;
         (xii) rental payments for base building equipment (such as elevators or air conditioning equipment) that would ordinarily considered to be capital equipment; (xiii) tenant electrical costs if Tenant directly pays for the electricity for its space; (xiv) costs to repair or restore any portion of the Building or Property following a condemnation or casualty (except to the extent of a commercially reasonable deductible amount which shall be included as an Operating Expense); (xv) any costs incurred by Landlord to correct any violation of laws, ordinances, rules, regulations, permits or licenses in effect as of the Commencement Date; and (xvi) costs incurred to remove, encapsulate or remediate asbestos or any other hazardous materials unless caused by Tenant, its agents, contractors and invitees.

C. "TENANT'S PROPORTIONATE SHARE OF OPERATING EXPENSES" - shall be an amount equal to the remainder of (i) the product of Tenant's Building Expense Percentage times the Building Operating Expenses less (ii) Landlord's Share of Operating Expenses, provided that such amount shall not be less than zero.

D. "REAL ESTATE TAXES" - shall include any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, state franchise taxes assessed on tangible property, improvement bond or other similar charge or tax (other than franchise business license fees, impact fees, inheritance income or estate taxes) imposed upon the Building or Common Areas (hereinafter defined) or against Landlord's receipt of lease payments by any authority having the power to so charge or tax, together with the reasonable actual costs and expenses of contesting the validity or amount of Real Estate Taxes. Tenant shall notify Landlord on August 1 of each year if it desires to review the tax assessment and whether or not Tenant desires that Landlord file a dispute. If Landlord notifies Tenant that Landlord will not file any dispute of the Real Estate Taxes, Tenant shall have the right to dispute the Real Estate Taxes and Landlord shall cooperate fully with Tenant in facilitating such dispute including signing any reasonably required documents. In the event Tenant determines that it will file a dispute and hire a real estate tax consultant to handle such dispute, Landlord shall have the right to approve such consultant, such approval shall not be unreasonably withheld. If Tenant succeeds in obtaining a reduction of the Real Estate Taxes, all of the reduction shall be paid directly to Tenant. Notwithstanding anything to the contrary set forth hereinabove, any special assessments which are included in Real Estate Taxes and which the applicable governmental authority allows to be paid in installments shall be deemed to be paid in the maximum number of permissible installments and only the minimal annual installment required to be paid may be included in Operating Expenses during any calendar year.

E. "COMMON AREAS" - shall mean the areas of the Building and the land which are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others, and includes, by way of illustration and not limitation, entrances and exits, hallways and stairwells, elevators, restrooms, sidewalks, driveways, parking areas, landscaped areas and other areas as may be designated by Landlord as part of the Common Areas of the Building. In the event that Tenant is the sole tenant in the Building, Tenant shall have the exclusive use of the Common Areas inside the Building and the parking areas allocated to the Building.

SECTION 3.03.     PAYMENT OF ADDITIONAL RENT.

In addition to the Minimum Annual Rent specified in this Lease, Tenant shall pay to Landlord as "Additional Rent" for the Leased Premises, in each calendar year or partial calendar year, during the Lease Term, an amount equal to the Annual Rental Adjustment for such calendar year. The Annual Rental Adjustment shall be reasonably estimated annually by Landlord, and written notice thereof shall be given to Tenant prior to January 1 for the upcoming calendar year. Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment. If Real Estate Taxes or the cost of utility or janitorial services increase during a calendar year, Landlord may, on not more than one (1) occasion each year, increase the estimated Annual Rental Adjustment during such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such year. On or before March 31, after the end of each calendar year, Landlord shall prepare and deliver to Tenant a detailed statement showing the actual Annual Rental Adjustment. Within thirty (30) days after receipt of the aforementioned statement, but subject to Tenant's audit and dispute rights below, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, as the case may be, the difference between the actual Annual Rental Adjustment for the preceding calendar year and the estimated amount paid by Tenant during such year. The estimated Annual Rental Adjustment for the calendar year 2000 is $5.34 per rentable square foot. Tenant shall have ninety (90) days following its receipt of Landlord' statement to audit Landlord's books and records with respect to the Operating Expenses for the year in question. Landlord will make such books and records available to Tenant in the property management office in Atlanta during normal business hours beginning on any business day within five (5) business days of Tenant's notice to Landlord that Tenant desires to conduct such audit. Such review of Landlord's books and records shall not exceed five (5) business days. If, based on such audit, Tenant believes that certain of the Operating Expenses charged by Landlord are not properly included within Operating Expenses or that Landlord has erred in calculating the Operating Expenses or that any amounts included therein are not commercially reasonable, Tenant shall notify Landlord, within two weeks of the end of such audit that Tenant disputes some portion of the Operating Expenses. Promptly upon receipt of such notice, Landlord and Tenant shall meet and negotiate in good faith to resolve their disagreement concerning the Operating Expenses. If, within thirty (30) days of Tenant's notice, Landlord and Tenant are unable to resolve Tenant's objections, then, within fifteen (15) days after the expiration of the aforesaid thirty (30) day period, Landlord and Tenant shall agree on one of the "big five" accounting firms which does not currently work for either Landlord or Tenant and shall submit the disputed portion of the Operating Expenses to such "big five" accounting firm for resolution. The "big five" accounting firm shall resolve the dispute and determine the proper amount of Operating Expenses for the year in question and its decision shall be final and binding on both parties. The fees of the "big five" accounting firm shall be paid by Tenant, in the event that the total of any errors on the part of Landlord equal less than 3% of the Annual Rental Adjustment for that calendar year. In the event that the total of any errors on the part of Landlord are in excess of 3% of the Annual Rental Adjustment for that calendar year, Landlord will reimburse Tenant for all costs of the accounting firm.

SECTION 3.04.     LATE CHARGES.

Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to timely pay any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate (as reported in the Wall Street Journal) of interest ("Prime Rate") plus four percent (4%) per annum. Notwithstanding the foregoing, Tenant shall not be obligated to pay the late charge described hereinabove on the first two occasions in any calendar year unless Landlord provides Tenant written notice that the payment is past due and Tenant fails to make the past due payment within five (5) business days following such notice from Landlord.

ARTICLE 4 - LETTER OF CREDIT

Landlord and Tenant agree that, subject to any provisions herein related to increases, the amount of the initial security deposit to be held as security for the performance by Tenant of Tenant's covenants and obligations under the Lease is EIGHT HUNDRED SEVEN THOUSAND SEVEN HUNDRED TWENTY AND NO/l00 DOLLARS ($807,720.00). The obligation to post such Security Deposit shall be satisfied by Tenant's delivering to Landlord, contemporaneously with the execution of this Lease, an irrevocable and unconditional standby letter of credit (the "Original Letter of Credit"), in the amount of the initial Security Deposit, issued for the benefit of Landlord (such Original Letter of Credit and any substituted or replacement letter of credit issued in accordance with this Lease are hereinafter collectively referred to as the "Letter of Credit"; the Letter of Credit, the proceeds thereof and any other monies paid hereunder are hereinafter collectively referred to as the "Security Deposit"), shall have an initial expiration date not earlier than 365 days from issuance, shall be issued by First Union Bank or another national or commercial bank as may be approved by Landlord in writing, shall be assignable by Landlord concurrently with an assignment by Landlord of this Lease and the assumption of Landlord's obligations hereunder by the assignee. The approved form of Letter of Credit is attached to this Lease as EXHIBIT "F-1".

If no uncured Default then exists under this Lease or Landlord has not drawn on the Letter of Credit, then the amount of the Letter of Credit shall be reduced (the "Reduced Security Deposit") annually commencing at the end of the fifth year of the Lease Term, in five equal installments until it reaches the equivalent of two month's rent at which time it will remain until the end of the Term as shown in EXHIBIT "F".

Subject to the immediately following paragraph and not less than thirty (30) days prior to the expiration of the Original Letter of Credit and each year thereafter, Tenant shall deliver to Landlord a substituted or replacement letter of credit issued for the benefit of Landlord in an amount equal to the Reduced Security Deposit and with an expiration date not earlier than 365 days from issuance, and in the same form and content as the Original Letter of Credit. Landlord may draw on the Letter of Credit in the event that, among other things, Tenant fails to deliver to Landlord such substituted or replacement Letter of Credit in the time and manner required by this Section. Upon delivery of a replacement Letter of Credit, Landlord shall return the existing Letter of Credit to Tenant.

From and after execution of this Lease, if Tenant (i) fails at any time to pay any amount due when due (after notice from Landlord and the expiration of any applicable grace, notice or cure periods), or (ii) breaches any material covenant or obligation of this Lease and such breach continues following notice from Landlord and the expiration of any applicable cure period, then Landlord may, but shall be under no obligation to, from time to time and without prejudice to any other right or remedies, draw upon such Letter of Credit (in its entirety or in partial drawings from time to time), in which case Landlord shall use the resulting monies to the extent necessary to pay any such amount due, to cure any such breach or to compensate Landlord for its damages incurred by reason of such breach and for no other purpose.

In the event that Landlord applies the Security Deposit or a portion thereof as provided in this Section, Tenant shall immediately upon notice from Landlord of such application restore the Letter of Credit to its original amount, it being the intent of the parties that the Security Deposit to be held by Landlord always be the amount stated herein. It is expressly understood and agreed, however, that the Security Deposit shall not be considered an advance payment of rent or a measure of Landlord's damages in the event of a default by Tenant. Upon Tenant's vacation of the Leased Premises upon the expiration or other termination of the Lease, and provided that Tenant is not then in default under the Lease, the Security Deposit shall be returned by Landlord to Tenant without interest.

On June 1, 2001 and every June 1 thereafter during the term of this Lease, Tenant shall deliver to Landlord, Tenant's most recent annual, audited financial statements and any other financial materials and information reasonably requested by Landlord; provided, however, that if Tenant's financial information is available from the Securities and Exchange Commission or otherwise publicly available, then Landlord shall obtain all such Landlord-required financial information with respect to Tenant in satisfaction of this paragraph from such other sources. Landlord will waive the requirement for the Letter of Credit if
(a) Tenant's tangible net worth (defined as shareholders' equity as reflected in Tenant's audited annual financial statements or unaudited quarterly financial statements, as the case may be, net of the book value of goodwill and other intangible assets specifically identified as such in those same financial statements), at any time during the Term, equals or exceeds Thirty-Six Million Dollars ($36,000,000.00) for a period of at least one (1) year, while during that same one (1) year period Tenant has a market value of its common equity of at least $500,000,000.00 (market value of common equity being determined by multiplying Tenant's public stock price by its fully diluted shares outstanding (computed consistent with the Treasury Stock method)), or (b) the Lease is guaranteed by a company with an investment rating of Moody's Baa or better, using a guaranty agreement substantially similar to EXHIBIT I. For the purposes of this last paragraph in Article 4, the Tenant shall be deemed to be all of the entities comprising "Tenant" under the Lease in the aggregate. In the event that Landlord waives the requirement for the Letter of Credit pursuant to (a) above and at any time during the Term of this Lease Tenant no longer meets the net worth or market capitalization requirement, Tenant shall reinstate the Letter of Credit in accordance with the terms hereof. In the event Landlord at any time during the Term of this Lease waives the requirement for the Letter of Credit, Tenant shall be required to post a Security Deposit in the amount of the last two months Minimum Monthly Rental installment to be held as security for the performance of Tenant's covenants and obligations under the Lease.

ARTICLE 5 - OCCUPANCY AND USE

SECTION 5.01.     USE.

The Leased Premises shall be used by Tenant for the Permitted Use and for no other purposes without the prior written consent of Landlord.

SECTION 5.02.     COVENANTS OF TENANT REGARDING USE.

Tenant shall comply with the Covenants (as they currently exist) and all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises; provided, however, that Tenant shall be required to make alterations or changes to the Leased Premises to comply with applicable laws only if such alterations or improvements are applicable to the Leased Premises because of the particular or unique type of use being made by Tenant therein. Landlord shall be obligated to comply with laws requiring alterations or improvements which are applicable to occupied office space in general and not as a result of Tenant's unique and particular type of use (subject to Landlord's right to include such costs in Operating Expenses if and to the extent permitted by Section 3.02 above). Tenant shall comply with and obey all reasonable directions of Landlord, including the Building Rules and Regulations attached hereto as EXHIBIT C and as may be modified from time to time by Landlord on reasonable notice to Tenant; provided, however, Tenant shall not be obligated to comply with any modifications to the

Building Rules and Regulations that will materially, adversely affect Tenant's use and enjoyment of the Leased Premises or Tenant's access to the Project, Property, Building or Leased Premises. Tenant shall not do or permit anything to be done in or about the Leased Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of the Building Rules and Regulations, but agrees to take reasonable measures to assure such other tenant's compliance. Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord for any increase in premium charged.

SECTION 5.03.     LANDLORD'S RIGHTS REGARDING USE.

In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the Common Areas, each of which may be exercised without notice or liability to Tenant:
Landlord, its employees and agents and any mortgagee of the Building shall have the right to enter any part of the Leased Premises (other than Secure Areas, as described below) at reasonable times upon at least twenty-four (24) hours notice and with the accompaniment of an employee of Tenant, except in the event of an emergency when no notice shall be required, for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or, during the last year of the Term only, tenants and making such repairs to the Leased Premises or the Building as Landlord may be required to make under this Lease. The term "Secure Areas" shall mean certain areas of the Leased Premises designated by Tenant into which Landlord shall not have access except in the event of an emergency. Landlord shall not be obligated to provide janitorial services or repair services to the Secure Areas unless Tenant provides Landlord access to the Secure Areas and Landlord shall not be liable for any loss, damage or injury therein, except for the gross negligence or willful misconduct of Landlord. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor, unless Tenant's business is materially disrupted for three (3) or more consecutive business days as a result of a cause within Landlord's control and which Landlord has the ability to cure, in which ease all Minimum Annual Rental and Annual Rental Adjustment attributable to the portion of the Leased Premises in which Tenant's business is disrupted shall be abated until such disruption ceases.

ARTICLE 6 - UTILITIES AND OTHER BUILDING SERVICES

SECTION 6.01.     SERVICES TO BE PROVIDED.

Landlord shall furnish to Tenant, except as noted below, the following utilities and other building services to the extent reasonably necessary for Tenant's comfortable use and occupancy of the Leased Premises for the Permitted Use or as may be required by law or directed by governmental authority and in types and amounts customary for similar office buildings in the east I-85 Gwinnett County area:

(a) Heating, ventilation and air-conditioning during the hours and on days required by Tenant, in accordance with the specifications attached hereto as Exhibit "E";

(b) Electrical current for lighting equal to at least two (2) watts per rentable square foot plus electrical current for outlets and convenience power equal to at least four (4) watts per rentable square foot (on demand);

(c)      Water in the Common Areas for lavatory and drinking purposes;

(d) Automatic elevator service twenty-four hours per day through at least two (2) passenger elevators and at least one (1) freight elevator, except in emergencies or for routine maintenance and in any case, both passenger elevators won't be removed from service at one time for routine maintenance;

(e) Cleaning and janitorial service in the Leased Premises and Common Areas on Monday through Friday of each week except legal holidays in accordance with the specifications attached hereto as Exhibit J;

(f) Washing of windows in accordance with the specifications attached hereto as Exhibit "J";

(g) Replacement of all lamps, bulbs, starters and ballasts in Building standard lighting as required from time to time as a result of normal usage;

(h) Cleaning and maintenance of the Common Areas, including the removal of rubbish, ice and snow;

(i)      Repair and maintenance to the extent specified elsewhere in this Lease;

(j) Men's and women's restrooms on each floor of the Leased Premises with at least the number of fixtures shown in the Building Plans;

(k)      Security services limited to card key access; and

Charges for utilities and services provided by Landlord, if any, shall not exceed the charges that would have been payable if such utilities and services had been directly billed by the utilities or service providers to Tenant. Tenant shall have the right to obtain telecommunication services and data services for the Leased Premises from any provider that Tenant chooses and Landlord will provide Tenant access to the Building risers and conduits as shown on the Building Plans and Specifications attached hereto as Exhibit E, at no cost to Tenant or the telecommunication or data provider, for Tenant to obtain such services.

SECTION 6.02.     ADDITIONAL SERVICES.

If Tenant requests utilities or building services in addition to those identified above or any of the above utilities or building services in frequency, scope, quality or quantity substantially greater than those which Landlord determines are normally required by other tenants in the Building for the Permitted Use, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. In the event


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

Landlord is able to and does furnish such additional utilities or building services, the actual costs, without markup, overhead or fee, shall be borne by Tenant, who shall reimburse Landlord monthly for the same as Additional Rent at the same time Monthly Rental Installments and other Additional Rent is due. Landlord shall provide after-hours HVAC service to Tenant upon reasonable prior request. Prior to the Commencement Date of this Lease, Landlord will notify Tenant of the hourly charge for said after-hours HVAC service, which shall be Landlord's good-faith estimate of the actual cost to provide such service, without any markup, overhead or fee. Along with such notice, Landlord will provide Tenant reasonable supporting documentation describing the methodology Landlord used to determine such actual cost and hourly rate. Tenant shall have thirty (30) days from its receipt of Landlord's notice to notify Landlord that Tenant disagrees with the proposed hourly rate, and Tenant's notice will provide reasonable supporting documentation describing why the Tenant believes the actual cost and hourly rate proposed by Landlord was not a good faith estimate of actual cost. If Tenant fails to respond within such thirty (30) day period, Tenant will be deemed to have approved Landlord's hourly rate and methodology. If Tenant does notify Landlord that Tenant disagrees with the proposed hourly rate and/or the methodology used by Landlord to calculate it, the parties will work in good faith to resolve their disagreement. If the parties are unable to resolve the disagreement within thirty (30) days of Tenant's notice, the parties shall mutually agree upon a qualified, experienced, independent engineer and will submit the disagreement to such engineer for resolution. The engineer will be asked to designate the appropriate hourly rate as well as to describe the methodology used to determine such rate. The decision of such architect shall be final and binding on both parties. The hourly rate determined by the agreement (or deemed agreement) of the parties, or by the third party engineer, shall be used for at least the first year of the Term. Thereafter, Landlord may increase such hourly rate, but not more often than once per year, based on actual increases in costs and applying the agreed (or deemed agreed) methodology or the methodology described by the third party engineer, as the case may be.

If any lights, density of staff, machines or equipment used by Tenant in the Leased Premises materially affect the temperature otherwise maintained by the Building's air-conditioning system or generate substantially more heat in the Leased Premises than that described in the design specifications for the HVAC system which are set forth on EXHIBIT "E", then, at Tenant's option, either (i) Landlord shall have the right to install any machinery or equipment which Landlord considers reasonably necessary in order to meet the design specifications, or (ii) Landlord's obligation to provide HVAC services per the design specification shall be modified based on such excess heat generation. All costs expended by Landlord to install any such machinery and equipment and any additional costs of operation and maintenance in connection therewith shall be borne by Tenant, who shall reimburse Landlord for the same as provided in this
SECTION 6.02. The Building and HVAC are accessible to Tenant 24 hours per day, 7 days per week via card-key or key pad security system.

SECTION 6.03.     INTERRUPTION OF SERVICES

Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service and, no such failure or interruption shall entitle Tenant to withhold sums due hereunder, except as expressly provided below. Notwithstanding anything to the contrary contained in this lease, if Tenant cannot reasonably use all or any portion of the Premises for Tenant's intended business operations by reason of any interruption in services to be provided by Landlord (and the interruption is caused either by a matter within Landlord's control or by a matter that would be covered by Landlord's rent loss coverage if Landlord maintains rent loss coverage as required in this Lease) and Tenant does not in fact use such portion of the Leased Premises and such condition exists for three (3) or more consecutive business days or five (5) or more business days within any thirty (30) day period, then the Minimum Annual Rent and Annual Rental Adjustment shall be abated for that portion of the Leased Premises that Tenant is unable to use for Tenant's intended business operations until such service is restored to the Leased Premises. At the time of the loss of service, Tenant must give written notice promptly to Landlord of the loss of service and its claim for abatement and Tenant only shall be entitled to abatement of the Minimum Annual Rent and Annual Rental Adjustment in proportion to the area rendered unusable. Landlord may prevent or stop abatement by providing substantially the same service in similar quality and quantity by temporary or alternative means until the cause of the loss of service can be corrected. Tenant shall not be entitled to the rent abatement set forth above if the service interruption is caused by the act or omission of Tenant, its agents or employees.

ARTICLE 7 - REPAIRS, MAINTENANCE AND ALTERATIONS

SECTION 7.01.     REPAIR AND MAINTENANCE OF BUILDING.

Subject to SECTION 7.02 and except for any repairs made necessary by the negligence, misuse, or default of Tenant, its employees and agents, customers and invitees, which is not covered by insurance of the type required to be carried by Landlord under this Lease, Landlord shall keep and maintain in good order, condition and repair the roofs, exterior walls, exterior doors, windows, all structural portions, all Building electrical, Building mechanical, Building plumbing and Building HVAC systems, corridors and other Common Areas.

SECTION 7.02.     REPAIR AND MAINTENANCE OF LEASED PREMISES.

Landlord shall keep and maintain the Leased Premises in good order, condition and repair. Except for ordinary wear and tear and damage, items which Landlord is obligated to maintain and repair pursuant to Section 7.01, damage caused by casualty or condemnation and damage caused by the negligence or willful misconduct of Landlord, its agents or employees and which is not covered by insurance of the type Tenant is required to carry under this Lease, the actual cost of all repairs and maintenance to the Leased Premises shall be borne by Tenant, who shall be separately billed and shall reimburse Landlord for the same as Additional Rent, or as a part of Operating Expenses.

SECTION 7.03.     ALTERATIONS.

Except for Permitted Alterations (as defined below), Tenant shall not permit alterations in or to the Leased Premises unless and until the plans have been approved by Landlord in writing, which approval shall not be unreasonably withheld, conditioned or delayed. As a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall at Landlord's option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Notwithstanding the foregoing, Tenant shall not be obligated to remove any of Landlord's Work or any Permitted Alterations and


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

Landlord may not require Tenant to remove any other alterations that are of a type customary for first-class office buildings. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute a consent by Landlord to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys' fees in connection with any construction or alteration and any related lien. Notwithstanding anything to the contrary set forth hereinabove, Tenant may, without Landlord's prior approval but with written notice to Landlord, along with permits and drawings to the extent required, make any alterations, improvements or additions to the Leased Premises ("Permitted Alterations"), so long as they (i) do not affect the Building structure, (ii) do not adversely affect the value of the Building, (iii) do not materially, adversely affect any of the Building systems, (iv) are not visible from the exterior of the Building,
(v) are of a type customary for first-class office buildings, (vi) do not materially increase the cost of demolition of the Premises Improvements, and
(vii) only if and to the extent the alteration is of a type not customary for first-class office buildings, restore the affected portion of the Leased Premises to its condition prior to such modification.

ARTICLE 8 - CASUALTY

SECTION 8.01.     CASUALTY.

In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees to promptly restore and repair same; provided, however, Landlord's obligation hereunder shall be limited to the reconstruction of the Building Improvements. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (i) so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days from the casualty date, or if the Leased Premises are materially damaged during the last year of the Term and Tenant has not already or does not within thirty (30) days thereafter elect to extend the Term of this Lease for the Extended Term; or (ii) destroyed by a casualty which is not covered by insurance of the type required to be carried by Landlord hereunder; then, in ease of a clause (i) casualty, either Landlord or Tenant may, or, in the case of a clause (ii) casualty, then Landlord may, upon thirty (30) days' written notice to the other party, terminate this Lease with respect to matters thereafter accruing. If neither party elects to terminate, or if neither party has the right to terminate this Lease, Landlord shall promptly commence the restoration and diligently pursue it to completion as soon as reasonably possible.

SECTION 8.02.     ALL RISK COVERAGE INSURANCE.

During the Lease Term, Landlord shall maintain all risk coverage insurance on the Building including rent loss coverage, in types, amounts and duration and covering such losses, as is customarily carried by present owner of similar first-class office buildings in the I-85/Gwinnett market (in an amount equal to


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

the full replacement cost thereof, excluding all leasehold improvements), but not leasehold improvements or Tenant's personal property on the Leased Premises. Notwithstanding the provisions of SECTION 9.01 and SECTION 9.03, neither party shall be liable for any damage to the other's property, regardless of cause, including the negligence of either party and its employees, agents and invitees. Each party hereby expressly waives any right of recovery against the other for damage to any property located in or about the Leased Premises or the Building, however caused, including the negligence of the other and its employees, agents and invitees, each party hereby agreeing to look solely to its insurance coverage (and/or to its own funds with respect to deductible amounts and retained risk amounts) with respect to any property damage. All insurance policies maintained by Landlord and Tenant as provided in this Lease shall contain an agreement by the insurer waiving the insurer's right of subrogation against the other party to this Lease.

ARTICLE 9 - LIABILITY INSURANCE

SECTION 9.01.     TENANT'S RESPONSIBILITY.

Tenant shall assume the risk of, be responsible for, have the obligation to insure against, and indemnify Landlord and hold it harmless from any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in the Leased Premises, regardless of cause, except for any loss or damage covered by Landlord's all risk coverage insurance as provided in SECTION 8.02 and except for that caused directly by the negligence or willful misconduct of Landlord or its employees, agents, customers or invitees; and Tenant hereby releases Landlord from any and all liability for the same. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including reasonable, actual attorneys' fees, incurred in connection therewith. This provision shall survive the expiration or earlier termination of this Lease.

SECTION 9.02.     LIABILITY INSURANCE.

Tenant shall carry insurance, issued by one or more insurance companies having a rating according to Best's Insurance Guide of A-/X or better, with the following minimum coverages:

(a)      Worker's Compensation: minimum statutory amount.

(b) Commercial General Liability Insurance, including blanket, contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage: Not less than $3,000,000 Combined Single Limit for both bodily injury and property damage written on an occurrence basis (not a claims made basis).

(c) All Risk Coverage, Vandalism and Malicious Mischief, and Sprinkler Leakage insurance, if applicable, for the full cost of replacement of Tenant's personal property.

(d) Tenant will either obtain insurance or self insure for business interruption. Except as otherwise specifically provided herein, (including within such exception any rent abatement rights expressly provided for in this Lease),Tenant acknowledges that Landlord is released from any liability arising during the term of the Lease which


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

         would have been covered by business interruption insurance, if Tenant had carried such insurance.

The insurance policies shall protect Tenant and Landlord as their interests may appear, naming Landlord and Landlord's managing agent and mortgagee (but only if Tenant has been provided with notice of the names and addresses of such parties) as additional insureds, and shall provide that they may not be canceled on less than thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing all required coverages on or before the Commencement Date. If Tenant fails to carry such insurance and furnish Landlord with such Certificates of Insurance after a request to do so, Landlord may obtain such insurance and collect the cost thereof from Tenant.

In addition to the insurance required by Section 8.02 above, Landlord shall carry workers compensation insurance in amounts required by Georgia law as well as commercial general liability insurance covering the Building and Common Areas in the form required by Section 9.02(b) above and with combined single limits, for both bodily injury and property damage, of not less than $3,000,000, such commercial general liability insurance to be written on an occurrence basis (and not a claims made basis).

SECTION 9.03.     LANDLORD'S RESPONSIBILITY.

Landlord shall assume the risk of, be responsible for, have the obligation to insure against (as described in Section 9.02 above), and indemnify Tenant and hold it harmless from, any and all liability for any loss of or damage or injury to person (including death resulting therefrom) or property (other than Tenant's property as provided in SECTION 8.02) occurring in, on or about the Common Areas, or on any other portion of the Building, Property or Project other than the Leased Premises, regardless of cause, except for that caused by the negligence or willful misconduct of Tenant or its employees, agents, customers or invitees; and Landlord hereby releases Tenant from any and all liability for the same. Landlord's obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including reasonable, actual attorneys' fees, incurred in connection therewith. This provision shall survive the expiration or earlier termination of this Lease.

ARTICLE 10 - EMINENT DOMAIN

If all or any substantial part of the Building or Common Areas shall be acquired by the exercise of eminent domain Landlord may terminate this Lease by giving written notice to Tenant on or before the date possession thereof is so taken. If all or any part of the Leased Premises (or all or any part of the Building, Common Areas or portions of the Property or Project that provide access to the Building or Leased Premises), shall be acquired by the exercise of eminent domain so that the Leased Premises are no longer suitable for Tenant's use, Tenant may terminate this Lease by giving written notice to Landlord as of the date possession thereof is so taken. All damages awarded shall belong to Landlord; provided, however, that Tenant, as part of the overall award, shall be entitled to the value of any leasehold improvements installed at Tenant's expense, business interruption costs, moving expenses (other than the value of

Tenant's easehold estate), to which Tenant is entitled under Georgia law, provided such amounts are proportionately awarded to Landlord and Tenant.

ARTICLE 11 - ASSIGNMENT AND SUBLEASE

Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed, conditioned or denied. In the event of any permitted assignment or subletting, Tenant shall remain primarily liable hereunder. In the event of any permitted subletting, no subtenant shall be entitled to exercise any extension, expansion, rights of first offer, rights of first refusal or other options granted to Tenant under this Lease, but such right shall be exercisable by any permitted assignee or all of Tenant's rights under this Lease. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Without in any way limiting Landlord's right to refuse to consent to any assignment or subletting of this Lease, Landlord reserves the right to refuse to give such consent if in Landlord's reasonable opinion (i) the Leased Premises are or may be in any way materially, adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable; or (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations of its sublease or assignment. Tenant agrees to reimburse Landlord in an amount equal to $500.00 in conjunction with the processing and documentation of any requested assignment, subletting or any other hypothecation of this Lease or Tenant's interest in and to the Leased Premises.

Notwithstanding the foregoing, Tenant may freely transfer and assign this Lease or sublet all or any portion of the Leased Premises, without Landlord's consent
(i) in connection with any merger, consolidation or sale of assets of Tenant, provided such company has a net worth equal to or greater than Tenant's as of the date of such proposed assignment or subletting; or (ii) to any parent, affiliate or subsidiary of Tenant, ; provided, however, that any such assignment or subletting shall not result in Tenant being released or discharged from any liability under this Lease, including but not limited to, its obligations regarding the Letter of Credit. Tenant shall provide Landlord with written notice of such assignment or subletting prior to or promptly following the effective date of such assignment or subletting.

Notwithstanding anything contained in this Lease to the contrary, Tenant shall have the right, without Landlord's consent, to collaterally assign this Lease to any lender providing financing to Tenant or to any parent, affiliate or subsidiary of Tenant including but not limited to rights of such lenders to foreclose or assign Tenant's rights hereunder ; provided however, that Tenant's obligations regarding the Letter of Credit remain in place, and are applicable to any successor tenant (including the lender), that any such lender shall assume and remain liable for Tenant's lease obligations herein, and in the event of any proposed assignment of Tenant's rights hereunder, Landlord shall continue to have all of its rights relating to subletting and assignment hereunder including the right to approve any such successor tenant. Without limiting the foregoing, Landlord shall, within five (5) days after demand therefor, execute and deliver such instruments as may reasonably be requested by such lender to confirm Landlord's consent to such collateral assignment without any further consideration. In addition, Landlord agrees upon request of any lender providing financing to Tenant to subordinate in writing, on form attached hereto as

EXHIBIT M, any lien rights which Landlord may have against Tenant's trade fixtures, equipment and other items of personal property pursuant to this Lease or any applicable law.

ARTICLE 12 - TRANSFERS BY LANDLORD

SECTION 12.01.    SALE OF THE BUILDING.

Landlord shall have the right to sell the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and, provided the purchaser expressly assumes all of Landlord's duties or obligations such sale shall operate to release Landlord for liability for any matters assumed by the successor landlord.

SECTION 12.02.    SUBORDINATION.

This Lease and Tenant's interest hereunder shall at all times be subject and subordinate to the lien and security title of any deeds to secure debt, deeds of trust, mortgages, or other interests heretofore or hereafter granted by Landlord or which otherwise encumber or affect the Leased Premises and to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements, substitutions, and extensions thereof (all of which are herein called the "Mortgage"); provided, however, that such subordination is conditioned upon delivery to Tenant of a subordination, non-disturbance attornment agreement, in form substantially similar to that attached as EXHIBIT K. The failure of Tenant to execute such a form, shall be a breach of covenant which will entitle Landlord to pursue the remedies provided in this Lease.

SECTION 12.03.    ESTOPPEL CERTIFICATE.

Within ten (10) business days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, an estoppel certificate certifying (i) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (ii) the date to which rent has been paid, (iii) that there are not, to Tenant's knowledge, any uncured defaults or specifying such defaults if any are claimed, and (iv) any other factual matters respecting the status of this Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building who is named therein.

                  (Remainder of Page Intentionally Left Blank)

ARTICLE 13 - DEFAULT AND REMEDY

SECTION 13.01.    DEFAULT.

The occurrence of any of the following shall be a "Default":

         (a) Tenant fails to pay any Monthly Rental Installment or Additional Rent when due, or Tenant fails to pay any other amounts due Landlord from Tenant within ten (10) days after invoice and, in either event, such failure shall continue for five (5) business days after notice from Landlord to Tenant.

         (b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time.

         (c) Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

         (d) All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant's corporate charter if Tenant is a corporation.

         (e) Tenant fails to deliver or renew its Letter of Credit as required under Article 4 and other provisions of this Lease.

SECTION 13.02.    REMEDIES.

Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

         (a) Landlord may apply the Security Deposit or re-enter the Leased Premises and cure any default of Tenant, and Tenant shall reimburse Landlord as Additional Rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action.

         (b) Landlord may terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Leased Premises as of the date of such Default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Upon the termination of this Lease, Landlord may declare an amount, if any, equal to the present value (discounted at the Prime Rate) of all rent which would have been due under this Lease for the balance of the Lease Term, minus the then current fair market value of the Leased Premises, which shall include without limitation expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, brokers' commissions and attorneys' fees, for the balance of the Lease Term, to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, it being expressly understood and agreed that the liabilities and remedies specified in this subsection (b) shall survive the termination of this Lease.

         (c) Landlord may. without terminating this Lease, re-enter the Leased Premises and re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord as liquidated damages the present value (discounted at the Prime Rate) of the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term, together with all of Landlord's Default Damages.

         (d) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

SECTION 13.03.    LANDLORD'S DEFAULT AND TENANT'S REMEDIES.

If Landlord fails to pay any amounts due to Tenant under this Lease and shall not cure such failure within ten (10) business days following Tenant's notice to Landlord (and to the holder of any Mortgage) or if Landlord fails to keep or perform any of its obligations under this Lease and shall not cure such failure within thirty (30) days following Tenant's notice to Landlord (and to the holder of any Mortgage), Landlord shall be in default under this Lease; provided, however, if the failure is of a nature that it cannot be cured within thirty
(30) days, Landlord shall not be in default so long as Landlord commences the cure within such thirty (30) day period and diligently and continuously pursues the cure to completion as soon as reasonably possible. Upon the occurrence of any default by Landlord in the payment of money due to Tenant under this Lease which default remains uncured for the period described in the preceding sentence, Tenant may offset the amount due, plus interest at the rate specified in Section 2.4, against the next Monthly Rental Installment and monthly installment of Annual Rental Adjustment due under this Lease, but in no event shall Tenant be entitled to offset against more than 50% of any Minimum Annual Rent or monthly installment of Annual Rental Adjustment installment until such time as Tenant must offset against 100% of the remaining Minimum Annual Rent to recoup its costs prior to the expiration of this Lease. In the event of any default by Landlord in any of its non-monetary obligations under this Lease, Tenant may pursue either of the following remedies: (i) take any and all action reasonably necessary to cure Landlord's default and offset the costs reasonably incurred by Tenant to effect such cure, subject to the provisions set forth below; (ii) if and only if Tenant's use of a substantial portion of the Leased Premises for normal business operations has been materially and adversely effected and the cost to Tenant to cure is so excessive as to be unreasonable for Tenant to expend such sums, Tenant may terminate this Lease, subject to the provisions set forth below; provided, however, Tenant may not exercise this termination right until after the thirty (30) day cure period provided to Landlord above has expired and Tenant has provided the holder of any Mortgage written notice of the Landlord's default and afforded such holder an additional twenty (20) days opportunity to cure Landlord's failure (or if such failure cannot reasonably be cured within such twenty (20) day period, Tenant may not terminate if the holder of such Mortgage commences the cure within such twenty
(20) day period and diligently pursues the cure to completion within sixty (60) days of the second notice to the holder); or (iii) pursue any other remedies available to Tenant at law or in equity. Notwithstanding anything to the contrary set forth hereinabove, Tenant may not exercise the remedy provided in item (i), (ii) or (iii) above without first providing Landlord written notice which notice must describe, in detail, the cure which Tenant intends to undertake or that Tenant intends to terminate. Landlord shall have ten (10) business days following its receipt of Tenant's notice to notify Tenant that it does not believe that Landlord is in default or that Landlord does not believe that the cure which Tenant has described in its notice is necessary or that Landlord does not believe the conditions described above for termination have been met. If Landlord provides such notice, the parties shall negotiate, in good faith, for ten (10) business days to resolve their dispute concerning what action needs to be taken with respect to the alleged default by Landlord or whether Tenant is entitled to terminate. If the parties are unable to resolve that dispute, then, prior to undertaking such self-help remedy, the dispute must be submitted to the Atlanta, Georgia Chapter of the American Arbitration Association for resolution. The determination of that arbitration panel shall be final and binding upon both Landlord and Tenant. If the arbitration panel decides in Tenant's favor, Tenant may undertake the cure as described in Tenant's notice (or as approved by the arbitration panel) or terminate, as the case may be. Tenant may offset the costs reasonably incurred by Tenant to effect such cure against the next Monthly Rental Installment and monthly installment of Annual Rental Adjustment; provided, however, Tenant may not offset against more than fifty percent (50%) of any Monthly Rental Installment and monthly installment of Annual Rental Adjustment installment until such time as Tenant must offset against 100% of the remaining Minimum Annual Rent and monthly installment of Annual Rental Adjustment to recoup its costs prior to the expiration of the Lease.
SECTION 13.04. LIMITATION OF LANDLORD'S LIABILITY.

If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to (i) Landlord's right, title and interest in and to the Building and the Property, (ii) the proceeds of any casualty insurance or any condemnation award not applied in accordance with this Lease, (iii) the net income from the Building following the occurrence of any Landlord default, and
(iv) the net proceeds of any sale of the Building and the Property, for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment.

SECTION 13.05.    NONWAIVER OF DEFAULTS.

Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

SECTION 13.06.    ATTORNEYS' FEES.

If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for the reasonable attorneys' fees incurred in connection therewith.

ARTICLE 14         - LANDLORD'S RIGHT TO RELOCATE TENANT

This Section intentionally deleted.

ARTICLE 15 - TENANT'S RESPONSIBILITY REGARDING ENVIRONMENTAL
LAWS AND HAZARDOUS SUBSTANCES

SECTION 15.01.    ENVIRONMENTAL DEFINITIONS.

         A. "Environmental Laws" - All present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, the rules and regulations of the Federal Environmental Protection Agency or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

         B. "Hazardous Substances" - Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" "solid waste" or "infectious waste" under Environmental Laws.

SECTION 15.02.    COMPLIANCE.

Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws including any notice from any source issued pursuant to the Environmental Laws or issued by any insurance company which shall impose any duty upon Tenant with respect to the use, occupancy, maintenance or alteration of the Leased Premises whether such notice shall be served upon Landlord or Tenant.

SECTION 15.03.    RESTRICTIONS ON TENANT.

Tenant shall operate its business and maintain the Leased Premises in compliance with all Environmental Laws. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

SECTION 15.04.    NOTICES, AFFIDAVITS, ETC.

Tenant shall immediately notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises of which Tenant becomes aware, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises of which Tenant becomes aware and shall promptly deliver to Landlord any notice received by Tenant relating to
(i) and (ii) above from any source.

SECTION 15.05.    LANDLORD'S RIGHTS.

Landlord and its agents shall have the right, but not the duty, upon advance notice and with the accompaniment of an employee of Tenant (except in the case of emergency when no notice shall be required) to inspect the Leased Premises (except Secure Areas) and conduct tests thereon to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant's property or business caused thereby.

SECTION 15.06.    TENANT'S INDEMNIFICATION.

Tenant shall indemnify Landlord and Landlord's managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this ARTICLE 15. The covenants and obligations under this ARTICLE 15 shall survive the expiration or earlier termination of this Lease.

SECTION 15.07.    EXISTING CONDITIONS.

Notwithstanding anything contained in this ARTICLE 15 to the contrary, Tenant shall not have any liability to Landlord under this ARTICLE 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease except to the extent Tenant causes or exacerbates the same.

SECTION 15.08.    ADA, TOXIC WASTE:

Landlord warrants that, to the best of its knowledge and belief, the Building shall be constructed in compliance with all Environmental Laws. Landlord shall agree to remove, at Landlord's sole cost and expense, any hazardous waste or toxic substances, which may have been used in the construction of the Building and will indemnify Tenant for any damages caused as a result of the presence of any such hazardous substances in the Building, if Landlord is responsible for such hazardous substances, as described above. Landlord's cost for aforementioned removal shall be excluded from the Operating Expenses passed through to the Tenant. Landlord further warrants that, to the best of its knowledge and belief, no other portions of the Property currently contain any Hazardous Substances and that no other portion of the Building, Property or Project is in violation of any Environmental Laws. Landlord shall also be obligated to construct the Building (including all Common Areas) in compliance with the Americans With Disabilities Act ("ADA") as it exists and is reasonably interpreted based on current regulations and judicial decisions existing as of the date of this Lease, provided, however, that Tenant shall be responsible for the compliance of the Premises Plans with ADA. Landlord shall, at Landlord's sole cost and expense, make any alterations to the Building and the Common Areas required after the Commencement Date to correct violations of ADA for which Landlord is responsible (as described in the preceding sentence) and the costs of such corrections shall be excluded from Operating Expenses.

ARTICLE 16 - MISCELLANEOUS

SECTION 16.01.    BENEFIT OF LANDLORD AND TENANT.

This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

SECTION 16.02.    GOVERNING LAW.

This Lease shall be governed in accordance with the laws of the State where the Building is located.

SECTION 16.03.GUARANTY.

SECTION 16.03.    Intentionally Deleted

SECTION 16.04.    FORCE MAJEURE.

Landlord and Tenant (except with respect to the payment of any monetary obligation and except as expressly limited by Section 2.02B of this Lease) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies (hereinafter called "Force Majeure").

SECTION 16.05.    EXAMINATION OF LEASE.

Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

SECTION 16.06.    INDEMNIFICATION FOR LEASING COMMISSIONS.

The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers. Each patty shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto.

SECTION 16.07.    NOTICES.

Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in ITEM L of the BASIC LEASE PROVISIONS. The time period for responding to any notice shall begin to run on the date of actual receipt of such notice (but refusal to accept delivery or inability to accomplish delivery because the party to whom such notice is sent can no longer be found at the correct notice address, shall be deemed actual receipt). Either party may change its address by giving written notice thereof to the other party.

SECTION 16.08.    PARTIAL INVALIDITY; COMPLETE AGREEMENT.

If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

SECTION 16.09.    REPRESENTATIONS AND WARRANTIES.

The undersigned represent and warrant that (i) such party is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the state under which it was organized; and (ii) the individual executing and delivering this Lease has been properly authorized to do so, and such execution and delivery shall bind such party.

SECTION 16.10.    PARKING:

Tenant shall have the right to four (4) parking spaces per 1,000 rentable square feet of area in the Building. Parking is free and unassigned throughout the initial Term and the Extended Lease Term, and available for use by Tenant 24 hours per day and 7 days per week.

SECTION 16.11.    SIGNAGE:

Landlord, at its cost and expense, shall provide Tenant with Building standard signage in the main Building directory and Building standard suite signage on or near the door of the Leased Premises. In the event Tenant leases the entire Building, Tenant (or an approved assignee) may, throughout the initial Term and the Extended Lease Term install illuminated Building signage fronting I-85 and one ground monument sign fronting North Brown Road subject to reasonable approval by Landlord, the requirements of the Protective Covenants, and governing laws. The exact size, location, design, number and materials for the Building and Monument signs are shown on EXHIBIT L attached hereto. The signage will be exclusive as long as Tenant is the sole occupant in the Building. In the event Tenant or an approved assignee or sublessee occupies less than fifty percent (50%) of the Building, Tenant shall no longer be entitled to Building and monument signage. Tenant shall pay all costs associated with the design, installation and removal of any such signage.

SECTION 16.12.    OPTION TO EXTEND:

If Tenant is not in Default hereunder on the last day of the initial Lease Term hereof, Tenant shall have the option (hereinafter called the "Option") to extend the initial Lease Term hereof for a period of ten (10) years after the last day of the initial Lease Term (herein called the "Extended Lease Term"), upon the same terms and conditions provided in this Lease, except for the Minimum Annual Rent, rent escalations and tenant improvement allowances, collectively, which shall be at fair market rental rate as determined below. The Option shall be exercised by written notice from Tenant to Landlord given on or before the date that is six (6) months prior to the expiration of the initial Lease Term.

         A. The Annual Base Rental rate under this Lease for the Extended Lease Term shall be determined as follows:

         (i) Within fifteen (15) days following Tenant's written request, made at least nine (9) months, but not more than twelve (12) months prior to the expiration of the initial Lease Term, stating that Tenant is considering exercising its Option, Landlord shall deliver written notice to Tenant of Landlord's estimation of the fair market rental rate and shall thereafter negotiate in good faith with Tenant in an attempt to agree upon such fair market rental rate. The Minimum Annual Rent under this Lease for the Extended Lease Term shall be an amount equal to the then "fair market rental rate", as hereinafter defined, as agreed upon by Landlord and Tenant not later than forty-five (45) days after Tenant's delivery to Landlord of its preliminary notice. In the event Landlord and Tenant are unable to agree upon the definition of the fair market rental rate within such forty-five (45) day period, then the Minimum Annual Rent for the Extended Lease Term shall be the then "fair market rental rate" determined by arbitration as provided below. The term "fair market rental rate shall mean the annual rental rate (projected to the date of the commencement of the Extended Lease
         Term) which Tenant would expect to pay and Landlord would expect to receive under renewal leases for space of comparable size and quality to the Leased Premises for comparable office buildings in the same submarket area and as provided for in, and upon terms and conditions comparable to, this Lease covering renewal lease premises similar to the Leased Premises and taking into account the direct operating expenses payable by Tenant during the Extended Lease Term, concessions offered by landlords, if any, for such comparable renewal lease space to the Leased Premises, commissions paid, lack of any leasing "downtime", increases in base rent and operating expenses and all other relevant factors. If Landlord and Tenant have not reached agreement on a fair market rental rate within forty-five (45) days after Tenant's delivery to Landlord of Tenant's preliminary notice, then, within ten
         (10) days after that date, each party shall appoint and employ, a qualified real estate professional with at least five (5) years' experience immediately prior to the date in question, to appraise and establish the "fair market rental rate" for renewal leases. The two real estate professionals, thus appointed, shall meet promptly and attempt to agree upon and establish said rate or, upon failing to do so, shall then jointly designate a third real estate professional within ten (10) days of the appointment of the last two real estate professionals. If they are unable to agree upon the third real estate professional, either of the parties, after giving five (5) days' notice to the other, may apply to judge of the Superior Court of Gwinnett County, Georgia (to whose jurisdiction for this limited purpose both Landlord and Tenant hereby consent) for the selection of a third real estate professional. Each of the parties shall pay the cost of its own real estate professional and each bear one-half (1/2) of the cost of the third real estate professional. Within thirty (30) days after the selection of the third real estate professional, the third real estate professional shall select as "fair market rental rate" either the rate suggested by Landlord's real estate professional or the rate suggested by Tenant's real estate professional, but no other amount. In any of said events, the determination so chosen shall be final, conclusive and binding upon both Landlord and Tenant.

         (ii) There shall be no further extensions or renewals of the Lease Term, except as expressly agreed to by the parties hereto in writing.

         (iii)  During  the  Extended   Lease  Term,   Landlord  shall  have  no
         obligations to make any alterations or improvements to the Leased Premises.

         (iv) Landlord shall have no obligation in the Extended Lease Term to pay any allowances, or similar items to Tenant, except to the extent agreed by the parties or determined by the appraisers, as part of the fair market rental rate.

SECTION 16.13.    COMPLIANCE WITH PROTECTIVE COVENANTS.

In addition to and without in any way limiting any of the other provisions of this Lease, Tenant and Landlord shall comply with the Protective Covenants and with any changes to the Protective Covenants duly adopted so long as such changes do not materially and adversely interfere with Tenant's use of the Leased Premises, Tenant's parking rights or Tenant's access to the Property, the Building or the Leased Premises. It is expressly acknowledged that all uses of the Building and Leased Premises are subject to the covenants, conditions and restrictions of the Protective Covenants, but Landlord hereby represents and warrants that the Permitted Use and the terms of this Lease are in compliance with the Protective Covenants.

SECTION 16.14.    ACCESS AND SECURITY SYSTEM.

Landlord shall furnish Tenant with up to four (4) computerized access cards per 1,000 rentable square feet of space in the Leased Premises for the Building standard corridor doors entering the Building. Additional keys (or cards) will be furnished by Landlord upon an order signed by Tenant and at Tenant's expense. All such keys (or cards) shall remain the property of Landlord. No additional locks shall be allowed on any door of the Leased Premises without Landlord's permission, and Tenant shall not make or permit to be made any duplicate keys (or cards), except those furnished by Landlord. Landlord shall permit Tenant to install, maintain and remove, at Tenant's sole cost and expense, a separate card access system within the Leased Premises, provided that Tenant shall provide Landlord with means of access. Upon expiration or other termination of this Lease (other than Tenant default), Tenant shall have the right to remove the security/access system in the Leased Premises provided Tenant repairs any damage to the Leased Premises caused by such removal, or Tenant may choose to leave the system, provided that Tenant shall surrender to Landlord all keys (or cards) to any locks on doors entering or within the Leased Premises, and give to Landlord the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Leased Premises.

SECTION 16.15.    YEAR 2000

Landlord hereby represents to Tenant that, to the best of Landlord's actual knowledge and belief, all utilities and services provided by Landlord by means of Building systems containing time and date related codes and internal programs, whether computerized or not, are "Year 2000 Compliant" and shall continue without interruption throughout the Term of this Lease. Tenant recognizes that Landlord cannot provide Tenant with a warranty or a guarantee that there will be no interruption, because Landlord depends on the efforts and affirmations of third parties that are beyond Landlord's control.

SECTION 16.16.    RIGHT OF FIRST OFFER

Provided that (i) Tenant is not in Default beyond any  applicable  cure periods,
(ii) the creditworthiness of Tenant is materially the same as or better than on the Commencement Date, and (iii) the current use of the Leased Premises is consistent with the Permitted Use hereunder, Tenant shall notify Landlord on or before August 15, 2000 of its desire to exercise its Right of First Offer to lease Floors One and Two and/or on or before December 15, 2000 of its desire to exercise its Right of First Offer to lease Floor Three of the Building (the "Offer Space"). If Tenant exercises its right with respect to any of such floors on or before the applicable date specified, the applicable floor(s) shall be automatically added to the Leased Premises on all the terms and conditions applicable to the remainder of the Leased Premises including the same Base Rent and Allowance. Should Tenant fail to exercise this option and such space in the Building is leased to one or more third party tenants, Tenant shall again have a Right of First Offer to lease such space when such third party lease expires with no options for the current tenant of such space to extend and space is vacated. Landlord shall notify Tenant in writing ("Landlord's Notice") of the availability of such space (and the terms and conditions upon which Landlord proposes to lease such space) before entering into a lease with a third party for such Offer Space. Tenant shall have ten (10) business days from its receipt of Landlord's Notice to deliver to Landlord a written acceptance agreeing to lease the Offer Space on the terms and conditions contained in Landlord's


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Notice.  In the event Tenant fails to notify  Landlord of its acceptance  within said ten (10) business day period, such failure shall be conclusively deemed a waiver of Tenant's Right of First Offer and a rejection of the Offer Space, whereupon Tenant shall have no further rights with respect to the Offer Space and Landlord shall be free to lease the Offer Space to a third party. The Base Rent for any such period for the original Leased Premises shall be determined pursuant to Section 16.12. Tenant's Extension Option will remain in effect at the end of the extension period described herein. In the event Tenant accepts the Offer Space within the first twelve (12) months of the original Lease Term, the Minimum Annual Rent for the Offer Space shall be equal to the then current Minimum Annual Rent of the Leased Premises. In the event Tenant accepts the Offer Space after the twelfth (12th) month of the original Lease Term, the Minimum Annual Rent for the Offer Space shall be equal to the Minimum Annual Rent which is then being quoted by Landlord to prospective new tenants for the Offer Space, excluding free rent and other concessions, provided, however that in no event shall Tenant's Minimum Annual Rent per square foot for the Offer Space be less than the then current Minimum Annual Rent per square foot payable for the original Leased Premises. In the event that Tenant desires to exercise its Right of First Offer for any Offer Space but Tenant disagrees with the rate set forth in Landlord's Notice, then the Minimum Annual Rent for the Offer Space will be the fair market rental rate as determined pursuant to Section 16.12. Such expansion shall cause the Letter of Credit to be increased in accordance with the provisions set forth in this Lease.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                                    LANDLORD:

                                    1745 NORTH BROWN ROAD, LLC,
                                    a Georgia limited liability company

                                    By:  /S/ ROBERT M. CHAPMAN

                                    Printed: ROBERT M. CHAPMAN

                                    Title: REGIONAL EXECUTIVE VICE PRESIDENT
                                           Atlanta/Texas

                  (SIGNATURES CONTINUED ON THE FOLLOWING PAGE)

                                    TENANT:

                                    KMC TELECOM HOLDINGS, INC., a
                                    Delaware corporation

                                    By  /S/ JAMES D. GRENFELL

                                    Printed: JAMES D. GRENFELL

                                    Title: EXEC. VICE PRESIDENT, CFO

TENANT:

                                    KMC TELECOM, INC., a
                                    Delaware corporation

                                    By  /S/ JAMES D. GRENFELL

                                    Printed: JAMES D. GRENFELL

                                    Title: EXEC. VICE PRESIDENT, CFO

                                    TENANT:

                                    KMC TELECOM II, INC., a
                                    Delaware corporation

                                    By  /S/ JAMES D. GRENFELL

                                    Printed: JAMES D. GRENFELL

                                    Title: EXEC. VICE PRESIDENT, CFO

                                    TENANT:

                                    KMC TELECOM III, INC., a
                                    Delaware corporation

                                    By  /S/ JAMES D. GRENFELL

                                    Printed: JAMES D. GRENFELL

                                    Title: EXEC. VICE PRESIDENT, CFO